Exhibit 10.3

AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT

THIS AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT, dated as of September 18, 2018, is by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as ABL Agent pursuant to the ABL Credit Agreement acting for and on behalf of the ABL Credit Parties and GORDON BROTHERS FINANCE COMPANY, in its capacity as Term Agent pursuant to the Term Loan Agreement acting for and on behalf of the Term Credit Parties.

W I T N E S S E T H:

WHEREAS, ABL Agent and Term Agent have previously entered into the Intercreditor Agreement, dated as of March 14, 2018 (as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Intercreditor Agreement”), by and among ABL Agent and Term Agent, as acknowledged by the Loan Parties; and

WHEREAS, the parties hereto wish to make certain amendments to the Intercreditor Agreement, and by this Amendment the parties desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.    Definitions.

(a)    Additional Definition. The Intercreditor Agreement is hereby amended to add the following definition: “Amendment No. 1” shall mean Amendment No. 1 to Intercreditor Agreement, dated as of September 18, 2018, by and between ABL Agent and Term Agent, as acknowledged by Loan Parties.

(b)    Amendment to Definitions.

(i)    The definition of “Maximum ABL Facility Amount” set forth in the Intercreditor Agreement is hereby amended by deleting the reference to “$236,250,000” contained in clause (i)(A) thereof and replacing it with “$252,000,000”.

(ii)    The definition of “Maximum Term Loan Facility Amount” set forth in the Intercreditor Agreement is hereby deleted in its entirety and replaced with the following:

“ ‘Maximum Term Loan Facility Amount’ shall mean the sum of (a) principal amount of $35,000,000 minus the amount of any principal repayment of the Term Obligations made after the date of Amendment No. 1, plus (b) protective advances which the Term Agent in its reasonable business judgment determines to be necessary or desirable to, directly or indirectly, protect or preserve the value of the Term Priority Collateral, including for the payment of insurance premiums and real estate taxes, up to an aggregate amount with respect to all of the foregoing under this clause (b) not to exceed $2,500,000, plus (c) any interest, fees, and expenses paid in kind and added to the principal balance of the Term Loan.”

(c)    Interpretation. For purposes of this Amendment, unless otherwise defined herein, all capitalized terms used herein shall have the meaning given to them in the Intercreditor Agreement.

2.    Consent to Amendments. Term Agent hereby consents to ABL Agent and the Loan Parties entering into Amendment No. 3 to Second Amended and Restated Credit Agreement, dated as of the date hereof. ABL Agent hereby consents to Term Agent and the Loan Parties entering into Amendment No. [1] to Term Loan Agreement, dated as of the date hereof.

3.    Effect of this Amendment. Except as modified pursuant hereto, no other changes, consents or modifications to the Intercreditor Agreement are intended or implied, and in all other respects, the Intercreditor Agreement is hereby specifically ratified, restated and confirmed by the parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the Intercreditor Agreement, the terms of this Amendment shall control. The Intercreditor Agreement and this Amendment shall be read as one agreement.

4.    Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, without regard to any principles of conflicts of laws or other rule of law that would result in the application of the law of any jurisdiction other than the State of New York.

5.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

6.    Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto. Delivery of an executed counterpart of this Amendment by telefacsimile or other method of electronic transmission (including in pdf or tif format) shall have the same force and effect as delivery of an original executed counterpart of this Amendment.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Intercreditor Agreement to be duly executed as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
in its capacity as the ABL Agent

By:	/s/ Danielle Baldinelli
Name: Danielle Baldinelli
Title: Managing Director

GORDON BROTHERS FINANCE COMPANY,
in its capacity as the Term Agent

By:	/s/ David Vega
Name: David Vega
Title: Managing Director

[Signature Page to Amendment No. 1 to Intercreditor Agreement]

ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges and agrees to the terms and provisions of the foregoing Amendment No. 1 to Intercreditor Agreement, and confirms and restates the terms of the Acknowledgment to the Intercreditor Agreement made by each of the undersigned.

STEIN MART, INC.

By:	/s/ Gregory W. Kleffner
Name:	Gregory W. Kleffner
Title:	Chief Financial Officer

STEIN MART BUYING CORP.

By:	/s/ Gregory W. Kleffner
Name:	Gregory W. Kleffner
Title:	Director

GUARANTORS:

STEIN MART HOLDING CORP.

By:	/s/ Gregory W. Kleffner
Name:	Gregory W. Kleffner
Title:	Director

[Signature Page to Amendment No. 1 to Intercreditor]